Exhibit 10.7
AMENDMENT NO. 5 TO
REVOLVING CREDIT AGREEMENT
AMENDMENT NO. 5 TO REVOLVING CREDIT AGREEMENT, dated as of July 5, 2022 (this “Agreement”), by and among BDF ACQUISITION CORP., a Delaware corporation (the “Company” or the “Borrower Representative”), the other Credit Parties party hereto, ROYAL BANK OF CANADA, as administrative agent (the “Administrative Agent”) and the Lenders party hereto.
RECITALS:
WHEREAS, reference is hereby made to the Revolving Credit Agreement, dated as of February 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Agreement, including pursuant to Amendment No. 1 to Revolving Credit Agreement, dated as of June 17, 2016, Amendment No. 2 to Revolving Credit Agreement, dated as of June 18, 2018 and Joinder Agreement and Amendment No. 3 to Revolving Credit Agreement, dated as of September 18, 2019 and Joinder Agreement and Amendment No. 4 to Revolving Credit Agreement, dated as of May 12, 2021, the “Existing Credit Agreement” and, as amended by this Agreement, the “Credit Agreement”), among BDF Intermediate, LLC, a Delaware limited liability company, the Company, the Subsidiary Borrowers from time to time party thereto (together with the Company, collectively, the “Borrowers”), the lending institutions from time to time party thereto, the Administrative Agent and Royal Bank of Canada, as Collateral Agent and Letter of Credit Issuer (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);
WHEREAS, the Company has requested that the Administrative Agent and the Lenders make certain amendments to the Existing Credit Agreement as further set forth herein and the Administrative Agent and the Lenders party hereto (which Lenders constitute all of the Lenders under the Existing Credit Agreement) are willing to make such amendments to the Existing Credit Agreement as set forth herein;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. Amendments to Existing Credit Agreement. The Existing Credit Agreement is, subject to the satisfaction of the applicable conditions precedent set forth in Section 2 of this Agreement, hereby amended as follows:
(a)    Amendments to Section 1.01.
(i)    Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in the correct alphabetical order:
“Amendment No. 5” means that certain Amendment No. 5 to this Agreement, dated as of July 5, 2022, among the Borrower, the other Credit Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 5 Effective Date” has the meaning assigned to such term in Amendment No. 5.
“Term Loan Extension Date” means with respect to all (but not part) of the First Lien Term Loans the date on which (x) the earliest stated maturity date applicable the First Lien Term Loans is extended to August 12, 2024 or later and/or (y) the First Lien Term Loans are refinanced with Indebtedness having an earliest stated maturity date of August 12, 2024 or later.
(ii)    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Revolving Credit Maturity Date” in its entirety to read as follows:
“Revolving Credit Maturity Date” shall mean the earlier of (i) May 12, 2026 and (ii) either (A) prior to the Term Loan Extension Date, thirty (30) days prior to the earliest stated maturity date applicable to any First Lien Term Loan (and any permitted refinancings thereof) or (B) on and after the Term Loan Extension Date, one hundred eighty (180) days prior to the earliest stated maturity date applicable to any First Lien Term Loan (and any permitted refinancings thereof).
(b)    Section 10.5 of the Existing Credit Agreement is hereby amended by adding the following new paragraph at the end thereof:
“Notwithstanding anything to the contrary contained herein, prior to the Term Loan Extension Date, during the ninety (90) days prior to the earliest stated maturity date applicable to any First Lien Term Loan (and any permitted refinancings thereof), the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (x) make any Restricted Payment pursuant to clauses (3), (7), (9), (18) or (19) of Section 10.5(b), (y) make any Restricted Payment pursuant to clauses (11) or (14) of Section 10.5(b) other than Restricted Investments or (z) make any voluntary principal payment on, or voluntarily redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any First Lien Term Loans (other than (w) voluntary prepayments with cash proceeds received by the Company from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than Excluded Contributions, proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries or proceeds of any Cure Amount) to the extent (i) such voluntary pre-payment is made within thirty (30) days of receipt of such net cash proceeds or cash and (ii) such net cash proceeds or cash have not been applied to make Restricted Payments or other Investments, (x) payments of principal from proceeds of Refinancing Indebtedness in respect thereof or (y) if, on a pro forma basis, after giving effect to such principal payment, or redemption, repurchase, defeasance or other acquisition or retirement for value, there are no Loans and Unpaid Drawings outstanding and each Letter of Credit has been terminated or been Cash Collateralized in accordance with the terms of this Agreement).”
SECTION 2. Conditions to Effectiveness. The effectiveness of this Agreement shall become effective on the first date (the “Amendment No. 5 Effective Date”) when each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms hereof:
(i)    the Administrative Agent shall have received counterparts to this Agreement from the Borrower, the other Credit Parties and Lenders constituting all of the Lenders;
(ii)    the representations and warranties set forth in Section 8 of the Credit Agreement shall be true and correct in all material respects on and as of the date of such effectiveness; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date;
(iii)    no Event of Default shall have occurred and be continuing or shall result upon giving effect to the Amendment No. 5 Effective Date;
(iv)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the matters set forth in clauses (ii) and (iii) of this Section 2; and
(v)    the Administrative Agent shall have received, for the account of each Lenders party hereto, a consent fee (the “Consent Fee”) in an amount equal to 0.10% of such Lender’s Revolving Credit Commitments as of the Amendment No. 5 Effective Date (it being understood that the Borrower shall have no obligation to pay the Consent Fee if the Amendment No. 5 Effective Date does not occur).
SECTION 3. Expenses. Each of the Credit Parties hereby reconfirms its respective obligations pursuant to Section 13.5 of the Credit Agreement to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement.
SECTION 4. Reaffirmation of the Credit Parties. Each Credit Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Credit Document to which such Credit Party is a party is, and the obligations of such Credit Party contained in the Existing Credit Agreement, this Agreement or in any other Credit Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Credit Party hereby confirms that the existing security interests granted by such Credit Party in favor of the Secured Parties pursuant to the Credit Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties under the Credit Agreement and the other Credit Documents as and to the extent provided in the Credit Documents.
SECTION 5. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 13.1 of the Credit Agreement.
SECTION 6. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Credit Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Agreement is a Credit Document and a Joinder Agreement. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Credit Documents continue to be owing under the Credit Agreement or such other Credit Documents until paid in accordance therewith.
SECTION 7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
SECTION 9. Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties represents and warrants to the other party/ies that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BDF ACQUISITION CORP., as Borrower and
Borrower Representative

By:	/s/ Jeremy Aguilar
Name: Jeremy Aguilar
Title: Chief Financial Officer

BDF INTERMEDIATE, LLC, as Holdings

By:	/s/ Jeremy Aguilar
Name: Jeremy Aguilar
Title: Chief Financial Officer

BOB’S DISCOUNT FURNITURE, LLC, as a
Guarantor

By:	/s/ Jeremy Aguilar
Name: Jeremy Aguilar
Title: Chief Financial Officer
Amendment No. 5 to Revolving Credit Agreement – Signature Page

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Yvonne Brazier
Name: Yvonne Brazier
Title: Manager, Agency Services
Amendment No. 5 to Revolving Credit Agreement – Signature Page

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Pierre Noriega
Name: Pierre Noriega
Title: Authorized Signatory
Amendment No. 5 to Revolving Credit Agreement – Signature Page

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Danielle Calo
Name: Danielle Calo
Title: Associate Director

By:	/s/ Dionne Robinson
Name: Dionne Robinson
Title: Associate Director
Amendment No. 5 to Revolving Credit Agreement – Signature Page